EXHBIT 10.1

AMENDMENT NO. 2

to

EMPLOYMENT SERVICES AGREEMENT

AMENDMENT NO. 2 TO EMPLOYMENT SERVICES AGREEMENT dated as of February 2, 2015 (the “Amendment”) by and between Gannon K. Giguiere (the “Executive”) and Eventure Interactive, Inc. (the “Company”).

WHEREAS, the Company entered into an Employment Services Agreement with the Executive as of November 21, 2012, as amended by Amendment No. 1, dated as of March 10, 2014 (the “Employment Services Agreement”) pursuant to which Executive serves as the Company’s Chief Executive Officer, Secretary and Chairman; and

WHEREAS, Executive and the Company wish to modify certain arrangements under the Employment Services Agreement in the manner set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

1. Section 3 of Schedule A to the Employment Services Agreement is amended to read as follows:

“3.	Base Salary. $1.00.”

2. Section 4 of the Employment Services Agreement is amended to read as follows:

“4.	Bonus. (a) The Company may pay the Executive bonuses at such times and in such amounts as shall be determined by the Board in its sole discretion. Bonuses may be paid in cash, securities or other property. Bonuses will be tied to the achievement of operational, financial or other milestones established by the Board.”

3. Section 4 of Schedule A of the Employment Services Agreement is amended to read as follows:

“4.	Bonus: Payable as set forth in Section 4 of this Agreement.”

4. Executive shall be entitled to receive 5,000,000 shares of the Company’s restricted common stock upon execution of this Amendment. Executive shall have piggyback registration rights with respect to these shares.

5. Executive shall be entitled to receive 2,000,000 ten year options with an exercise price of $0.10 per share upon execution of this Amendment. Such options shall vest ratably over a period of 36 months commencing upon issuance.

6. No Further Changes.  Until the resignation of Executive, all other terms of the Employment Services Agreement shall continue with full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

EXECUTIVE:	COMPANY:

/s/ Gannon K. Giguiere	By:	/s/ Michael Rountree
Gannon K. Giguiere	Name:	Michael Rountree
	Title:	Chief Financial Officer